UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Incentive Plan

On November 30, 2016, the Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) based on the recommendation of the Compensation Committee (the “Compensation Committee”), approved an Executive Incentive Plan (the “EIP”).  The EIP establishes cash and equity incentive awards that may be earned by executives approved for participation in the EIP, including the Named Executive Officers of the Company (each, an “Executive”), based on the Company’s achievement of certain corporate performance metrics during the Company’s 2017 fiscal year.  Any bonuses will be paid, if at all, from a bonus pool consisting of 10% of the Company’s net income before bonus, excluding certain extraordinary items in accordance with the budget approved by the Board.  The payout of the bonus pool shall be measured 90% on net income and the remaining 10% will be determined by the Board in its discretion.  In order for the pool to be funded, actual revenue must equal or exceed 90% of budgeted revenue.  Funding of the pool is scaled relative to the extent of achievement of the plan as follows:

% Plan Achievement	% Target Amount Funded
< 75%	0%
>75% but <= 100%	Proportionate
105%	110%
110%	120%
115%	130%
120%	140%
125%	150%
>125%	150%

Bonuses will be established for each Executive based on position level and will be typically expressed as a percentage of the Executive’s annual base salary rate as of the last day of the applicable fiscal year.  Annual base salary does not include other forms of compensation (such as, without limitation, bonus payments, long-term incentives, overtime compensation, stock based compensation and other variable compensation).  Awards under the EIP may also be a specified fixed dollar amount.

Awards shall be comprised of cash and equity.  The CEO and CFO awards shall be payable 50% in cash and 50% in equity, until such time as stock ownership guidelines are met, at which time the full award may be payable in cash.  Awards, and the split between cash and equity, for other Executives shall be determined by the Compensation Committee.  Awards will be payable in the form of equity may take the form of stock options or restricted stock units at the discretion of the Executive, or other forms of stock based compensation in accordance with the Company’s 2010 Equity Incentive Plan.  Stock awards may also be in the form of stock grants at the sole discretion of the Board and in accordance with the 2010 Equity Incentive Plan.

The EIP also contains a long-term incentive plan (LTIP) to reward Executives for achievement of the Company’s strategic objectives that lead to maximization of shareholder value by continual growth of earnings per share (EPS).  EPS targets shall be determined annually by the Board.  In the event targeted EPS growth has been achieved, an equity award equal to one times the current year equity portion of the EIP, if awarded, or as otherwise determined by the Board shall be awarded in the form of stock-based compensation in accordance with the Company’s 2010 Equity Incentive Plan.

The foregoing description of the Executive Incentive Plan is qualified in its entirety by the terms of the Executive Incentive Plan which is attached as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

Exhibit            Description

10.1 Executive Incentive Plan (EIP)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 6th day of December 2016.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:	/s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit            Description

10.1 Executive Incentive Plan (EIP)